Exhibit 3.1

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                  INNOVEX, INC.
                                  -------------



                                    ARTICLE I
                                  Shareholders
                                  ------------

     Section 1. The shareholders of this corporation shall hold an annual meeting in each calendar year at such time and place, within or without the State of Minnesota, as may be designated by the Board of Directors, provided, however, that the interval between two consecutive annual meetings shall not be more than fourteen (14) months nor less than ten (10) months. A notice setting out the time and place of the annual meeting shall be mailed by the secretary of the corporation, or his delegate, postage prepaid, to each shareholder of record at his address as it appears on the records of the corporation, or, if no such address appears, at his last known place of residence, at least ten (10) days prior to said annual meeting, but any shareholder may waive such annual notice by a signed waiver in writing.

     Section 2. At the annual meeting the shareholders shall elect directors of the corporation and shall transact such other business as may come before them.

     Section 3. A special meeting of the shareholders may be called at any time by the president, and shall be called by the president or the secretary upon the request in writing, or by vote of, one third of the directors or upon the request in writing of shareholders of record owning one-fourth of the outstanding shares of common stock. Such meeting shall be called by mailing a notice thereof as above provided in the case of the annual meeting of shareholders, which notice shall state the purpose or purposes of the meeting.

     Section 4. At any shareholders' meeting, each shareholder shall be entitled to one (1) vote for each share of common stock standing in his name on the books of the corporation as of the date of the meeting. Any shareholder may vote either in person or by proxy. The presence in person or by proxy of the holders of a majority of the shares of common stock entitled to vote at any shareholders' meeting shall constitute a quorum for the transaction of business. If no quorum be present at any meeting, the shareholders present in person or by proxy may adjourn the meeting to such future time as they shall agree upon without further notice other than by announcement at the meeting at which such adjournment is taken.


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                                   ARTICLE II
                                    Directors
                                    ---------

     Section 1. The Board of Directors shall have the general management and control of all business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation under the statutes, its Articles of Incorporation and its Bylaws.

     Section 2. The Board of Directors consists of not less than 3 nor more than 9 directors, as may be designated by resolution of the Board of Directors from time to time.

     Section 3. The term of office of each director shall extend from the annual meeting of shareholders at which he was elected until the next annual meeting.

     Section 4. If a vacancy or vacancies in the Board of Directors occur for any reason, such vacancy or vacancies may be filled, until the next annual meeting of shareholders, by a vote of a majority of the remaining directors.

     Section 5. The Board of Directors may meet regularly at such time and place as it shall fix by resolution, and no notice of regular meetings shall be required. Special meetings of the Board of Directors may be called by the Chairman of the Board, the president or by any two (2) directors by giving at least twenty-four (24) hours' notice to each of the other directors by mail, telephone, telegraph, or in person.

     Section 6. A majority of the directors shall constitute a quorum for the transaction of business. Any act which might have been taken at a meeting of the Board of Directors may be taken without a meeting if authorized in a writing signed by all of the directors, any such action shall be as valid and effective in all respects as if taken by the Board at a regular meeting.

     Section 7. The Board of Directors shall fix and change, as it may from time to time determine, the compensation to be paid the president, and may fix and change, as it may from time to time determine, the compensation to be paid the other officers of the corporation.

     Section 8. The Board of Directors may designate two (2) or more of their number to constitute an Executive Committee which, to the extent determined by the Board, shall have and exercise the authority of the Board in the management of the business of the corporation. Such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

                                   ARTICLE III
                                    Officers
                                    --------

     Section 1. The officers of this corporation shall be a president, a treasurer, a secretary and such vice presidents and other officers as may from time to time be elected by the Board of Directors. If a Chairman of the Board of Directors is elected, he shall have the status of an officer of the corporation. All officers shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors. Any two (2) of the offices except those of the president and vice president may be held by the same person.


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     Section 2. The president may fix and change, as he may from time to time determine, the compensation to be paid the officers, other than the president, and the employees of the corporation, subject to the power of the directors to fix and change the compensation of the officers.

     Section 3. The vice president, or first vice president if there is more than one, shall perform the duties and assume the responsibilities of the president in the absence or inability to act of the president. In case of the death, resignation or permanent disability of the president, the vice president shall act as president until the Board of Directors designates such new president.

     Section 4. The secretary shall keep a record of the minutes of the proceedings of meetings of directors and of shareholders, have custody of the corporate seal and shall give notice of such meetings as required in these Bylaws or by the Board of Directors.

     Section 5. The treasurer shall keep accounts of all monies and other assets of the corporation received or disbursed, shall deposit all monies and valuables in the name of and to the credit of the corporation in such banks or depositories or with such custodians as may be authorized to receive the same by these Bylaws and by the Board of Directors, and shall render such accounts thereof as may be required by the Board of Directors, the president or the shareholders.

     Section 6. The Chairman of the Board of Directors, or the president if there be no Chairman, shall preside at all meetings of the Board of Directors and of the shareholders, shall make such reports to the Board and the shareholders as may from time to time be required of him and shall have such other powers and perform such other duties as are incident to his office or as may be from time to time assigned to him by the Board of Directors.

                                   ARTICLE IV
                                     Office
                                     ------

     The registered office of the corporation is as stated in the Articles of Incorporation, the most recent amendment to the Articles of Incorporation or the most recent filing with the State of Minnesota. The corporation may also have an office or offices in such other places and in such other states as the Board of Directors may from time to time authorize and establish.

                                    ARTICLE V
                            Seal; Stock Certificates
                            ------------------------

     Section 1. The corporate seal of the corporation shall consist of the name of the corporation and the name of the state of incorporation and shall be in such form and bear such other inscription as the Board of Directors may determine.

     Section 2. Stock certificates issued by the corporation shall be signed by any two (2) officers. When a certificate is signed by a transfer agent or registrar, the signature of any such officer and the corporate seal may be facsimiled, engraved or printed.


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                                   ARTICLE VI
                           Closing of Stock Records of
                              Fixing of Record Date
                              ---------------------

     The Board of Directors shall have power to close the stock records of the corporation for a period not to exceed sixty (60) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding sixty (60) days in connection with obtaining the consent of the shareholders for any purpose; provided, however, that in lieu of closing the stock records, the Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent of shareholders, as a record date for the determination of the shareholders entitled to receive notice of and to attend such meeting of shareholders, or for the determination of shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights or to exercise rights in respect of any such change, conversion or exchange of capital stock, or to give any such consent, as the case may be, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to attend such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise any rights, or to give such consent, as the case may be, notwithstanding the transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                                   ARTICLE VII
                                 Indemnification
                                 ---------------

     Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


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     Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of another corporation, or is or was serving at the request of the corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the District Court of the State of Minnesota or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the District Court of the State of Minnesota or such other court shall deem proper.

     Section 3. To the extent that any person referred to in Sections 1 and 2 of this Article VII has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Any indemnification under Sections 1 and 2 of this Article VII (unless ordered by a court) shall be made by the corporation, only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VII. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as provided in this Article VII.

     Section 6. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statutes, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.


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     Section 8. The Board of Directors may, by resolution, extend the indemnification provisions of the foregoing Article VII to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                  ARTICLE VIII
                         Indemnification of Corporation
                         ------------------------------

     Any payment made to an officer of the corporation such as salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

                                   ARTICLE IX
                        Adoption and Amendment of Bylaws
                        --------------------------------

     Section 1. The Board of Directors may alter or amend these Bylaws and may make or adopt additional Bylaws subject to the power of the shareholders to change or repeal the Bylaws, except that the Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications or term of office, or reducing their number.

     Section 2. The shareholders may alter or amend these Bylaws and may make or adopt additional Bylaws by a majority vote at any annual meeting of the shareholders or at any special meeting called for that purpose.







Amended By the Board of Directors:  October 10, 2003
Amendments Approved by Shareholders: January 20, 2004
Amended by the Board of Directors: January 16, 2008